Exhibit 99.1
For more information contact:
Jennifer Moreno
Executive Director, Investor Relations
312.573.5634
jmoreno@navigantconsulting.com
NAVIGANT CONSULTING, INC. ANNOUNCES THIRD QUARTER 2009 RESULTS
•	Revenue before reimbursements totaled $159.2 million, up slightly from second quarter 2009 and down 11% from third quarter 2008.

•	Earnings per share totaled $0.17, up 6% from third quarter 2008; adjusted earnings per share (adjusted to exclude the net income impact from severance and other operating costs) totaled $0.20, up 5% from third quarter 2008.

•	Utilization and average bill rate steadily improved over the course of the quarter and averaged 76% and $255, respectively, compared to 73% and $250 for the second quarter 2009, and 76% and $265 for the third quarter 2008.

•	All operating segments realized sequential increases in revenue and operating profit in the third quarter 2009; ongoing companywide cost reduction efforts continue to exceed targets.

•	Liquidity and cash flow remain solid as of September 30, 2009 with bank debt and notes payable down $21.6 million from June 30, 2009 and down $56.9 million from September 30, 2008.
CHICAGO, October 29, 2009 – Navigant Consulting, Inc. (NYSE:NCI), a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions, today announced financial results for the third quarter ended September 30, 2009.
“We are pleased with our third quarter financial results which met our expectations and reflected further stabilization in the markets we serve,” stated William M. Goodyear, Chairman and Chief Executive Officer. “Throughout the year our senior leadership team has focused on market initiatives, maintained key client capabilities, and protected the firm’s profitability in a difficult economic climate. It is gratifying to see those efforts translate into results.”
Third Quarter 2009 Results
The Company’s third quarter 2009 results are summarized as follows:

Total Company Third Quarter 2009 Financial Results (1)

	Q3 2009	Q3 2008	% Change	Q2 2009	% Change
Revenue Before Reimbursements ($000)	$159,153	$178,908	-11.0%	$157,332	1.2%
Total Revenues ($000)	$177,363	$198,092	-10.5%	$173,556	2.2%
Adjusted EBITDA ($000)	$26,108	$27,408	-4.7%	$21,852	19.5%
EBITDA ($000)	$25,238	$27,408	-7.9%	$17,627	43.2%
Net Income ($000)	$8,340	$7,836	6.4%	$3,385	146.4%
Earnings Per Share	$0.17	$0.16	6.3%	$0.07	142.9%
Adjusted Earnings Per Share	$0.18	$0.17	5.9%	$0.12	50.0%
Average Billable FTEs	1,734	1,927	-10.0%	1,832	-5.3%
End of Period Billable FTEs	1,716	1,952	-12.1%	1,778	-3.5%
Consultant Utilization (1,850 base)	76%	76%	0.0%	73%	4.1%
Average Bill Rate (excluding success fees)	$255	$265	-3.8%	$250	2.0%
DSO	87	84	3.6%	91	-4.4%

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA, Earnings per Share, and Adjusted Earnings per Share, adjusted to exclude the net income impact of severance and other operating costs, to the closest GAAP measure.
Third quarter 2009 revenue before reimbursements (RBR) totaled $159.2 million, up slightly from $157.3 million in the second quarter 2009, but down from $178.9 million in the third quarter 2008. Despite the year over year revenue decline, net income increased 6% due to reductions in cost of services and general and administrative (G&A) expenses as well as lower amortization and interest expense.
Overall third quarter utilization improved to 76% from 73% for the second quarter 2009 and was flat compared to third quarter 2008. Third quarter average bill rate also improved to $255 from $250 for the second quarter 2009, but was down from $265 for the third quarter 2008. Average billable full time equivalents totaled 1,734 for the third quarter, which was down by approximately 100 from the second quarter 2009 and down nearly 200 from the third quarter 2008. Severance costs for the third quarter 2009 were $1.5 million ($0.02 per share), which was comparable to both the second quarter 2009 and year ago levels. Voluntary attrition rates continued to improve to 4% for the third quarter 2009 and 13% on a trailing twelve month basis, compared to 6% and 21%, respectively, for the comparable period in 2008. Adverse currency fluctuations impacted year over year third quarter revenue comparisons by $2.9 million, but were slightly favorable compared to second quarter 2009.
Both cost of services (excluding reimbursables) and G&A expenses continue to run significantly lower than 2008 levels, reflecting the impact of numerous cost reduction initiatives implemented throughout 2009. Cost of services (excluding reimbursables) and G&A expenses totaled $133.0 million in the third quarter 2009, down $18.5 million (12%) from third quarter 2008. While bad debt expense decreased to $6.1 million from $7.7 million in the third quarter 2008, third quarter 2009 accruals were higher than expected as receivables aging lengthened. Days sales outstanding (DSO) decreased to 87 days for the third quarter 2009 from 91 days for the second quarter 2009, but was up from 84 days for the third quarter 2008. Based on third quarter results and the fourth quarter outlook, Navigant continues to expect full year 2009 cost reduction efforts to match or exceed its $50.0 million target.
The Company’s year to date 2009 results are summarized as follows:

2

Year-to-Date 2009 Financial Results (1)

	YTD 2009	YTD 2008	% Change
Revenue Before Reimbursements ($000)	$483,697	$552,587	-12.5%
Total Revenues ($000)	$533,281	$616,639	-13.5%
Adjusted EBITDA ($000)	$70,012	$95,078	-26.4%
EBITDA ($000)	$64,617	$92,473	-30.1%
Net Income ($000)	$17,158	$28,728	-40.3%
Earnings Per Share	$0.35	$0.60	-41.7%
Adjusted Earnings Per Share	$0.42	$0.66	-36.4%

(1)	See the attached financial schedules for a reconciliation of Adjusted EBITDA, Earnings per Share, and Adjusted Earnings per Share, adjusted to exclude the net income impact of severance and other operating costs, to the closest GAAP measure.
On a year to date basis, RBR declined 13% and totaled $483.7 million for 2009, compared to $552.6 million for 2008. Currency impacts adversely affected year to date RBR comparisons by $15.9 million. 2009 utilization decreased to 74% from 79% for 2008 and average bill rate totaled $252 for 2009, compared to $262 for 2008. Average full time equivalents dropped to 1,834 for 2009 from 1,918 for 2008, as the Company moved to align its staffing to better match current demand levels. Cost of services (excluding reimbursables) and G&A totaled $413.7 million on a year to date basis, down $43.8 million (10%) from $457.5 million in 2008. Year to date bad debt expense was $14.3 million, compared to $17.2 million in 2008.
The Company’s liquidity and cash flow remain solid; bank debt and notes payable declined $21.6 million from June 30, 2009 and declined $56.9 million from September 30, 2008. As a result, debt to total capitalization declined to 35% at the close of the third quarter 2009 from 42% at the end of the third quarter 2008. Navigant remained within the covenant levels of its $500 million unsecured bank facility, which will mature in 2012.
Business Segment Highlights
Third quarter 2009 financial results for the Company’s four business segments are summarized as follows:
Business Segment Third Quarter 2009 Financial Results

	Q3 2009	Q3 2008	% Change	Q2 2009	% Change
Business Segment Revenues ($000)
North American Dispute and Investigative Services	$72,578	$79,836	-9.1%	$72,225	0.5%
North American Business Consulting Services	70,738	82,902	-14.7%	69,356	2.0%
International Consulting Operations	19,423	20,828	-6.7%	17,820	9.0%
Economic Consulting Services	14,624	14,526	0.7%	14,155	3.3%

Total Company	$177,363	$198,092	-10.5%	$173,556	2.2%

Business Segment Revenues before Reimbursements ($000)
North American Dispute and Investigative Services	$65,859	$72,363	-9.0%	$65,810	0.1%
North American Business Consulting Services	63,884	74,048	-13.7%	63,566	0.5%
International Consulting Operations	15,532	18,311	-15.2%	14,698	5.7%
Economic Consulting Services	13,878	14,186	-2.2%	13,258	4.7%

Total Company	$159,153	$178,908	-11.0%	$157,332	1.2%

Segment Operating Profit ($000) (2)
North American Dispute and Investigative Services	$28,068	$32,558	-13.8%	$25,681	9.3%
North American Business Consulting Services	24,408	28,047	-13.0%	23,356	4.5%
International Consulting Operations	4,105	6,127	-33.0%	4,070	0.9%
Economic Consulting Services	5,239	5,954	-12.0%	4,888	7.2%

Total Company	$61,820	$72,686	-14.9%	$57,995	6.6%

3

(2)	For further detail and comparable year to date amounts see the Q3 2009 Metrics Datasheet posted at www.navigantconsulting.com/investor_relations.
Dispute and Investigative Services segment RBR was stable at $65.9 million for the third quarter 2009, while segment operating profit improved by 9% from the second quarter 2009. Although RBR was down from third quarter 2008, as the quarter progressed demand showed signs of strengthening in areas such as financial markets related litigation and investigations, white collar litigation, and construction disputes and advisory services. Additionally, as the impact of the global economic crisis spreads, a second generation of litigation is beginning to rise on matters including contract disputes, employment class actions, data breaches and theft of trade secrets.
Results for the Business Consulting Services segment were also steady with RBR of $63.9 million for third quarter 2009, while segment operating profit improved 5% from the second quarter 2009. RBR was down from third quarter 2008 largely due to the ongoing tight corporate spending environment. Solid demand in the energy arena continues, particularly as the Company strengthens its Clean Energy Advisor brand which supports activities aimed at reducing greenhouse gas (GHG) emissions. The firm’s healthcare practice also performed well in the third quarter 2009, largely driven by services related to revenue management, coding and documentation, and mergers and acquisitions.
Navigant’s International Consulting Operations segment achieved RBR of $15.5 million, an increase of 6.0% over the previous quarter and a 15% decline from third quarter 2008. On a local currency basis, segment RBR for third quarter 2009 was consistent with that of both second quarter 2009 and third quarter 2008. Segment operating profit improved slightly from second quarter 2009. The market remains strong for global construction dispute services, with particular focus on large infrastructure matters in the Middle East. The financial services business also maintained a strong pipeline, with clients requiring both operational and distribution strategy and transformation.
RBR for the Company’s Economic Consulting Services segment was $13.9 million, an increase of 5% over the previous quarter and a decrease of 2% from second quarter 2009. Segment operating profit for the segment improved 7% from second quarter 2009. Despite recent softness in the legal and regulatory environment, the market for economics expertise continues to be strong.
A Company metrics summary including data by segment is available at www.navigantconsulting.com/investor_relations.
Strategic Refresh Initiative Update
As communicated earlier this year, Navigant completed a strategic assessment of its portfolio of businesses and services and refined its strategy to enhance the firm’s long term value. During the course of the third quarter the Company added several strategic hires, initiated a collaborative agreement with Geisinger Health System, a leading healthcare provider, and made steps toward the acquisition of a small energy firm. Various other senior hires and acquisitions are being pursued consistent with the Company’s growth plans. Additionally, certain service lines were discontinued in the third quarter and further rationalization of other, nonstrategic service areas is likely to continue. The future financial impacts and timing resulting from either new growth initiatives or other redeployments are difficult to predict at this time and are excluded from the earnings outlook referenced below.
2009 Outlook
“We achieved higher adjusted earnings per share for the quarter despite lower year over year revenues and a challenging operating environment,” stated Mr. Goodyear. “While the market tone has begun to feel more optimistic, we remain cautious and will continue to operate under the disciplines that we put into place earlier this year. With one quarter remaining in the fiscal year, we have tightened our range of estimated revenues and RBR while maintaining our full year earnings guidance for 2009.”

4

Navigant’s RBR and total revenue for 2009 are expected to range from $630 million to $650 million, and $690 million to $710 million, respectively. Estimated earnings per share for the year remain between $0.60 and $0.70, adjusted to exclude the net income impact of severance and other operating costs.
Third Quarter 2009 Earnings Conference Call
Mr. Goodyear will host a conference call to discuss the Company’s financial results at 10:00 a.m. Eastern Time on Thursday, October 29, 2009. The web cast may be accessed at www.navigantconsulting.com/investor_relations. A replay of the web cast will be available for approximately 90 days.
About Navigant Consulting
Navigant Consulting, Inc. (NYSE: NCI) is a global consulting firm providing dispute, investigative, operational, risk management and financial and regulatory advisory solutions to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change and on the issues driving these transformations. “Navigant” is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI’s use of “Navigant” is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
Except as set forth below, statements included in this press release which are not historical in nature are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “goals,” “anticipates,” “believes,” “intends,” “estimates,” “expects” and similar expressions. These statements are based upon management’s current expectations as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements including, without limitation: the success and timing of the Company’s strategy implementation following its strategic business assessment; the success of the Company’s cost reduction actions; risks inherent in international operations including foreign currency fluctuations; ability to make acquisitions; pace, timing and integration of acquisitions; impairment charges; management of professional staff, including dependence on key personnel, recruiting, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; potential legislative and regulatory changes; continued access to capital; and general economic conditions. Further information on these and other potential factors that could affect the Company’s financial results are included in the Company’s filings with the SEC under the “Risk Factors” section and elsewhere in those filings. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements after the date of this press release.
###

5

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended September 30,		For the nine months ended September 30,
	2009	2008	2009	2008
Revenue before reimbursements	$159,153	$178,908	$483,697	$552,587
Reimbursements	18,210	19,184	49,584	64,052

Total revenues	177,363	198,092	533,281	616,639
Cost of services before reimbursable expenses	100,545	110,083	312,779	337,008
Reimbursable expenses	18,210	19,184	49,584	64,052

Total costs of services	118,755	129,267	362,363	401,060
General and administrative expenses	32,500	41,417	100,906	120,501
Depreciation expense	4,352	4,330	13,312	12,876
Amortization expense	3,055	3,955	10,067	12,779
Other operating costs:
Office consolidation	985	553	6,505	4,646

Operating income	17,716	18,570	40,128	64,777
Interest expense	3,671	5,170	11,591	15,390
Interest income	(300)	(380)	(908)	(877)
Other expense (income), net	214	93	(194)	30

Income before income tax expense	14,131	13,687	29,639	50,234
Income tax expense	5,791	5,851	12,481	21,506

Net income	$8,340	$7,836	$17,158	$28,728

Basic income per share	$0.17	$0.17	$0.36	$0.62
Shares used in computing income per basic share	48,493	46,707	48,050	46,439

Diluted income per share	$0.17	$0.16	$0.35	$0.60
Shares used in computing income per diluted share	49,954	48,895	49,720	47,997

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the quarter ended September 30, 2009			For the quarter ended September 30, 2008
	Adjusted	Adjustments	Reported	Adjusted	Adjustments		Reported

Revenue before reimbursements	$159,153		$159,153	$178,908			$178,908
Reimbursements	18,210		18,210	19,184			19,184

Total revenues	177,363		177,363	198,092			198,092

Cost of services before reimbursable expenses	100,545		100,545	110,083			110,083
Reimbursable expenses	18,210		18,210	19,184			19,184

Total costs of services	118,755		118,755	129,267			129,267
General and administrative expenses	32,500		32,500	41,417			41,417
Depreciation expense	4,352		4,352	4,330			4,330
Amortization expense	3,055		3,055	3,955			3,955
Other operating costs:
Office consolidation	—	$985	985	—	$553		553

Operating income	18,701	(985)	17,716	19,123	(553)		18,570

Interest expense	3,671		3,671	5,170			5,170
Interest income	(300)		(300)	(380)			(380)
Other expense, net	214		214	93			93

Income before income tax expense	15,116	(985)	14,131	14,240	(553)		13,687
Income tax expense	6,188	(397)	5,791	6,074	(223)		5,851

Net income	$8,928	$(588)	$8,340	$8,166	$(330)		$7,836

Diluted income per share (EPS) (3)	$0.18		$0.17	$0.17			$0.16

Shares used in computing income per diluted share	49,954		49,954	48,895			48,895

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	63%		63%	62%			62%
Reimbursable expenses	11%		11%	11%			11%
General and administrative expenses	20%		20%	23%			23%
EBITDA (4)	16%		16%	15%			15%
Operating income	12%		11%	11%			10%
Net income	6%		5%	5%			4%

EBITDA (4) reconciliation:
EBITDA (4)	$26,108	$(870)	$25,238	$27,408			$27,408
Depreciation	4,352		4,352	4,330			4,330
Accelerated Depreciation — Office consolidation	—	(115)	115	—	(553)		553
Amortization	3,055		3,055	3,955			3,955

Operating income	$18,701	$(985) (1)	$17,716	$19,123	$(553	)(2)	$18,570

(1)	During the third quarter of 2009 the Company recorded office consolidation costs of $1.0 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(2)	During the third quarter of 2008 the Company recorded office consolidation costs of $0.6 million in accelerated depreciation on leasehold improvements associated with real estate rationalization.

(3)	The Company recorded severance costs of $1.5 million during the third quarters of 2009 and 2008. After reducing the severance costs to reflect the tax benefit on such costs of approximately 40%, the net income impact of the severance costs was $0.9 million during the third quarters of 2009 and 2008.

	For the quarter ended September 30,
	2009	2008
Severance costs	$1,545	$1,489
Tax benefit of severance costs at 40%	(618)	(596)

Net income impact of severance costs	$927	$893

Shares used in computing income per diluted share	49,954	48,895
Diluted income per share impact of severance costs	$0.02	$0.02

Adjusted net income	$8,928	$8,166
Net income impact of severance costs	927	893

Adjusted net income, excluding the net income impact of severance costs	$9,855	$9,059

Shares used in computing income per diluted share	49,954	48,895
Adjusted diluted income per share, excluding the impact of severance costs	$0.20	$0.19

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the nine months ended September 30, 2009				For the nine months ended September 30, 2008
	Adjusted	Adjustments		Reported	Adjusted	Adjustments		Reported

Revenue before reimbursements	$483,697			$483,697	$552,587			$552,587
Reimbursements	49,584			49,584	64,052			64,052

Total revenues	533,281			533,281	616,639			616,639

Cost of services before reimbursable expenses	312,779			312,779	337,008			337,008
Reimbursable expenses	49,584			49,584	64,052			64,052

Total costs of services	362,363			362,363	401,060			401,060
General and administrative expenses	100,906			100,906	120,501			120,501
Depreciation expense	13,312			13,312	12,876			12,876
Amortization expense	10,067			10,067	12,779			12,779
Other operating costs:
Office consolidation	—	$6,505		6,505	—	$4,646		4,646

Operating income	46,633	(6,505)		40,128	69,423	(4,646)		64,777
Interest expense	11,591			11,591	15,390			15,390
Interest income	(908)			(908)	(877)			(877)
Other (income) expense, net	(194)			(194)	30			30

Income before income tax expense	36,144	(6,505)		29,639	54,880	(4,646)		50,234
Income tax expense	15,104	(2,623)		12,481	23,380	(1,874)		21,506

Net income	$21,040	$(3,882)		$17,158	$31,500	$(2,772)		$28,728

Diluted income per share (EPS) (3)	$0.42			$0.35	$0.66			$0.60

Shares used in computing income per diluted share	49,720			49,720	47,997			47,997

Percentage of revenues before reimbursements :
Cost of services before reimbursable expenses	65%			65%	61%			61%
Reimbursable expenses	10%			10%	12%			12%
General and administrative expenses	21%			21%	22%			22%

EBITDA (4)	14%			13%	17%			17%
Operating income	10%			8%	13%			12%
Net income	4%			4%	6%			5%

EBITDA (4) reconciliation:
EBITDA (4)	$70,012	$(5,395)		$64,617	$95,078	$(2,605)		$92,473
Depreciation	13,312			13,312	12,876			12,876
Accelerated Depreciation — Office consolidation	—	(1,110)		1,110	—	(2,041)		2,041
Amortization	10,067			10,067	12,779			12,779

Operating income	$46,633	$(6,505	)(1)	$40,128	$69,423	$(4,646	)(2)	$64,777

(1)	During the nine months ended for 2009 the Company recorded office consolidation costs of $6.5 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(2)	During the nine months ended for 2008 the Company recorded office consolidation costs of $4.6 million associated with real estate rationalization, including office closure costs, leasehold improvement write downs and accelerated depreciation on leasehold improvements.

(3)	The Company recorded severance costs of $5.9 million and $3.2 million during the nine months ended for 2009 and 2008 respectively. After reducing the severance costs to reflect the tax benefit on such costs of approximately 40%, the net income impact of the severance costs was $3.5 million and $1.9 million during the nine months ended for 2009 and 2008 respectively.

	For the nine months ended September 30,
	2009	2008
Severance costs	$5,892	$3,200
Tax benefit of severance costs at 40%	(2,357)	(1,280)

Net income impact of severance costs	$3,535	$1,920

Shares used in computing income per diluted share	49,720	47,997
Diluted income per share impact of severance costs	$0.07	$0.04

Adjusted net income	$21,040	$31,500
Net income impact of severance costs	3,535	1,920

Adjusted net income, excluding the net income impact of severance costs	$24,575	$33,420

Shares used in computing income per diluted share	49,720	47,997
Adjusted diluted income per share, excluding the impact of severance costs	$0.49	$0.70

(4)	EBITDA (earnings before interest, taxes, depreciation and amortization) is not a measure of financial performance under generally accepted accounting principles (GAAP). The Company believes EBITDA is useful supplemental information for investors to evaluate financial performance. This data is also used by the Company for assessment of its operating and financial results, in addition to operating income, net income and other GAAP measures. Management believes EBITDA is a useful indicator of the Company’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
(In thousands, except DSO data)
(Unaudited)

	September 30,	September 30,	December 31,	June 30,
	2009	2008	2008	2009

Current assets:
Cash and cash equivalents	$13,342	$10,530	$23,134	$5,132
Accounts receivable, net	185,129	197,877	170,464	187,201
Prepaid expenses and other current assets	13,710	18,599	13,455	15,617
Deferred income tax assets	19,826	20,950	21,494	19,367

Total current assets	232,007	247,956	228,547	227,317

Property and equipment, net	43,782	45,391	45,151	47,045
Intangible assets, net	30,515	46,203	38,108	33,956
Goodwill	474,134	475,058	463,058	475,777
Other assets	14,040	19,444	17,529	15,592

Total assets	$794,478	$834,052	$792,393	$799,687

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,117	$9,782	$8,511	$9,545
Accrued liabilities	9,097	9,364	10,086	9,404
Accrued compensation-related costs	51,716	69,519	72,701	43,602
Income taxes payable	2,653	—	1,371	557
Notes payable	—	6,239	4,173	4,170
Term loan — current	7,313	2,250	2,250	2,250
Other current liabilities	36,583	36,348	31,467	37,106

Total current liabilities	113,479	133,502	130,559	106,634
Non-current liabilities
Deferred income tax liabilities	31,512	29,427	28,511	30,121
Other non-current liabilities	24,477	30,254	37,336	25,022
Term loan non-current	212,625	219,938	219,375	218,250
Bank debt non-current	2,388	50,791	10,854	19,217

Total non-current liabilities	271,002	330,410	296,076	292,610

Total liabilities	384,481	463,912	426,635	399,244

Stockholders’ equity:
Preferred stock	—	—	—	—
Common stock	60	59	59	60
Additional paid-in capital	557,758	553,666	555,737	556,036
Deferred stock issuance, net	—	985	985	—
Treasury stock	(218,798)	(238,696)	(231,071)	(218,798)
Retained earnings	86,397	57,910	69,239	78,057
Accumulated other comprehensive loss	(15,420)	(3,784)	(29,191)	(14,912)

Total stockholders’ equity	409,997	370,140	365,758	400,443

Total liabilities and stockholders’ equity	$794,478	$834,052	$792,393	$799,687

Selected Data

Days sales outstanding, net (DSO) [1]	87	84	73	91

1)	Net of deferred revenue.

NAVIGANT CONSULTING, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in 000s

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income	$8,340	$7,836	$17,158	$28,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	4,352	4,330	13,312	12,876
Depreciation expense- office consolidation	115	553	1,110	2,041
Amortization expense	3,055	3,955	10,067	12,779
Share-based compensation expense	1,545	3,055	6,010	9,632
Accretion of interest expense	194	361	693	704
Allowance for doubtful accounts receivable	6,143	7,731	14,253	17,201
Deferred income taxes	(650)	(1,251)	822	(5,830)
Other, net	—	(259)	—	(273)
Changes in assets and liabilities:
Accounts receivable	(4,192)	10,267	(25,550)	(14,058)
Prepaid expenses and other assets	3,426	3,051	3,352	(15,966)
Accounts payable	(3,427)	661	(2,495)	2,186
Accrued liabilities	(170)	(2,746)	(761)	(500)
Accrued compensation-related costs	8,197	14,791	(21,326)	1,820
Income taxes payable	3,130	(9,256)	4,032	(6,498)
Other liabilities	419	(3,958)	2,566	(6,289)

Net cash provided by operating activities	30,477	39,121	23,243	38,553

Cash flows from investing activities:
Purchases of property and equipment	(1,271)	(1,091)	(13,623)	(5,055)
Acquisition of business	—	—	(1,875)	(50,000)
Payments of acquisition liabilities	—	—	(2,821)	(3,154)
Other, net	—	(511)	(109)	(863)

Net cash used in investing activities	(1,271)	(1,602)	(18,428)	(59,072)

Cash flows from financing activities:
Issuances of common stock	369	1,220	2,686	5,298
Payments of notes payable	(4,127)	(4,477)	(4,482)	(4,976)
Borrowings from banks, net of repayments	(16,209)	(32,604)	(10,096)	20,995
Payments of term loan installments	(563)	(562)	(1,688)	(1,687)
Other, net	(74)	(886)	(888)	(237)

Net cash (used in) provided by financing activities	(20,604)	(37,309)	(14,468)	19,393

Effect of exchange rate changes on cash	(392)	—	(139)	—

Net increase (decrease) in cash and cash equivalents	8,210	210	(9,792)	(1,126)
Cash and cash equivalents at beginning of the period	5,132	10,320	23,134	11,656

Cash and cash equivalents at end of the period	$13,342	$10,530	$13,342	$10,530